Exhibit 10.5

PALOMAR HOLDINGS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For U.S. Participants)

Palomar Holdings, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Palomar Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:
Employee ID:
Date of Grant:
Total Number of Units:	TOTAL_SHARES_GRANTED, (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement (the “Agreement”), the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vested Units:

Subject to the provisions in the Agreement, provided that the Participant’s Service has not terminated, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
	Prior to first year anniversary of the Date of Grant	0
	On first year anniversary of the Date of Grant	1/3
	On second year anniversary of the Date of Grant	1/3
	On third year anniversary of the Date of Grant	1/3
Superseding Agreement:	None

Tax Withholding: All tax withholding obligations shall be satisfied by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award as permitted by Section 7.2 of the Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

PALOMAR HOLDINGS, INC.	PARTICIPANT
By: /s/ Mac Armstrong Mac Armstrong	Signature:

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION 1628771391.1

Chief Executive Officer
Address: 7979 Ivanhoe Avenue, Suite 500 La Jolla, CA 92037	Address:
ATTACHMENTS: 2019 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<NUM>>.<<VER>> PRESERVELOCATION 1628771391.1